Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces December 31, 2024 Financial Results and Declares First Quarter 2025 Regular Dividend of $0.50 per Share

NEW YORK, NY, February 27, 2025 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024.

QUARTERLY HIGHLIGHTS

•	Net investment income of $50.7 million, or $0.57 per share, as compared to $58.7 million, or $0.66 per share, for the quarter ended September 30, 2024;
•	Net asset value of $20.81 per share, as compared to $20.83 as of September 30, 2024;
•	Debt-to-equity was 1.08x as of December 31, 2024, as compared to 0.99x as of September 30, 2024;
•	New investment commitments of $188.3 million, fundings of $187.3 million and sales and repayments of $43.6 million, resulting in net funded deployment of $143.7 million; and
•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of December 31, 2024 as well as a special dividend, which was previously declared by the Board on January 11, 2024, of $0.10 per share to stockholders of record as of November 4, 2024.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
($ in thousands, except per share information)	December 31, 2024	September 30, 2024
Net investment income per share	$0.57	$0.66
Net realized and unrealized gains (losses) per share[1]	$0.01	$(0.06)
Earnings per share	$0.58	$0.60
Regular dividend per share	$0.50	$0.50
Special dividend per share	$0.10	$0.10

1 Amount shown may not correspond for the period as it includes the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	December 31, 2024	September 30, 2024
Investments, at fair value	$3,791,494	$3,640,324
Total debt outstanding, at principal	$1,983,401	$1,841,987
Net assets	$1,842,156	$1,853,722
Net asset value per share	$20.81	$20.83
Debt to equity	1.08x	0.99x
Net debt to equity	1.04x	0.94x

RESULTS OF OPERATIONS

Total investment income for the quarter ended December 31, 2024 was $103.0 million, compared to $109.8 million for the quarter ended September 30, 2024. The decrease was primarily driven by lower base rates and repayment related income as compared to the prior period.

Total net expenses for the quarter ended December 31, 2024 were $52.3 million, compared to $51.0 million for the quarter ended September 30, 2024. The increase in net expenses quarter over quarter was primarily attributable to higher net management and income based incentive fees incurred.

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Net investment income for the quarter ended December 31, 2024 was $50.7 million, or $0.57 per share, compared to $58.7 million, or $0.66 per share, for the quarter ended September 30, 2024.

For the quarter ended December 31, 2024, net change in unrealized appreciation on investments was $0.9 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2024, the Company’s investment portfolio had a fair value of approximately $3.8 billion, comprised of 208 portfolio companies across 33 industries, with an average investment size of $18.2 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	December 31, 2024			September 30, 2024
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,669,886	$3,654,538	96.5%	$3,506,164	$3,492,302	96.0%
Second Lien Debt	78,803	69,367	1.8	93,422	84,074	2.3
Other Debt Investments	9,755	9,198	0.2	9,525	8,809	0.2
Equity	54,683	58,391	1.5	53,507	55,139	1.5
Total	$3,813,127	$3,791,494	100.0%	$3,662,618	$3,640,324	100.0%

Investment activity for the year ended December 31, 2024 and for the three months ended December 31, 2024 and September 30, 2024, was as follows:

Investment Activity:	Year Ended December 31, 2024	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024
New investment commitments, at par	$1,549,656	$188,269	$455,365
Investment fundings	$1,232,384	$187,324	$377,019
Number of new investment commitments in portfolio companies	60	10	19
Number of portfolio companies exited or fully repaid	24	2	11

Total weighted average yield of investments in debt securities at amortized cost and fair value was 10.4% and 10.5%, respectively, as of December 31, 2024, compared to 11.0% and 11.0%, respectively, as of September 30, 2024. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of December 31, 2024, unchanged compared to September 30, 2024. As of December 31, 2024, certain investments in two portfolio companies were on non-accrual status, representing approximately 0.2% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of December 31, 2024, the Company had total principal debt outstanding of $1,983.4 million, including $316.0 million outstanding in the Company’s BNP funding facility, $617.4 million outstanding in the Company’s Truist credit facility, $275.0 million outstanding in the Company’s senior unsecured notes due September 2025, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027 and $350.0 million outstanding in the Company’s senior unsecured notes due May 2029. The combined weighted average interest rate on debt outstanding was 6.19% for the quarter ended December 31, 2024. As of December 31, 2024, the Company had $964.8 million of availability under its credit facilities and $70.4 million in unrestricted cash. Debt to equity was 1.08x and 0.99x as of December 31, 2024 and September 30, 2024, respectively.

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SHARE REPURCHASES

On January 25, 2024, the Company entered into a share repurchase plan to acquire up to $100 million in the aggregate of the Company’s Common Stock at prices below NAV. For the three months ended December 31, 2024, the Company purchased 494,943 shares at an average price of $20.20 per share.

OTHER DEVELOPMENTS

•	On February 27, 2025, the Board declared a regular distribution of $0.50 per share, which is payable on April 25, 2025 to shareholders of record as of March 31, 2025.
•	On February 27, 2025, the Board authorized an amended and restated share repurchase plan, pursuant to a 10b5-1 program, which has a maximum size of $100 million and a duration of an additional twelve months; the original plan would have expired on March 25, 2025.
•	On February 25, 2025, the Company executed an amendment to the Truist Credit Facility, extending the maturity to February 2030, increasing the total commitment to $1.45 billion and lowering the spread to 1.775%.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, February 28, 2025 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast
•	Conference Call
•	Domestic: 323-994-2093
•	International: 888-254-3590
•	Passcode: 4836455

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

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Contacts

Investors Sanna Johnson msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

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Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	December 31, 2024	December 31, 2023
	(Audited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,813,127 and $3,226,776)	$3,791,494	$3,193,561
Cash and cash equivalents (restricted cash of $2,000 and $0)	72,372	69,705
Deferred financing costs	16,498	14,317
Interest and dividend receivable from non-controlled/non-affiliated investments	30,554	28,884
Subscription receivable	—	41
Receivable for investments sold	470	173
Prepaid expenses and other assets	630	53
Total assets	3,912,018	3,306,734

Liabilities
Debt (net of unamortized debt issuance costs of $6,527 and $5,564)	1,973,479	1,496,032
Payable for investment purchased	192	8
Payable to affiliates (Note 3)	29	2,870
Dividends payable	53,229	49,968
Management fees payable	7,042	2,012
Income based incentive fees payable	8,956	11,766
Interest payable	21,205	18,823
Accrued expenses and other liabilities	5,730	4,104
Total liabilities	2,069,862	1,585,583

Commitments and contingencies (Note 7)

Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (100,000,000 shares authorized; 88,511,089 and 83,278,831 shares issued and outstanding)	89	83
Paid-in capital in excess of par value	1,812,443	1,712,609
Total distributable earnings (loss)	29,624	8,459
Total net assets	$1,842,156	$1,721,151
Total liabilities and net assets	$3,912,018	$3,306,734
Net asset value per share	$20.81	$20.67

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Consolidated Statements of Operations (audited)

(In thousands, except share amounts)

	For the Year Ended
	December 31, 2024	December 31, 2023	December 31, 2022
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$396,421	$355,530	$223,119
Payment-in-kind	10,709	4,276	1,626
Dividend income	2,591	2,124	1,488
Other income	6,354	5,808	4,360
Total investment income	416,075	367,738	230,593

Expenses:
Interest and other financing expenses	122,928	112,883	67,182
Management fees	35,415	30,550	26,715
Income based incentive fees	43,467	42,012	26,635
Capital gains incentive fees	-	-	(2,441)
Professional fees	6,718	4,470	3,206
Directors’ fees	533	345	362
Administrative service fees	216	178	72
General and other expenses	97	633	510
Total expenses	209,374	191,071	122,241
Expense support (Note 3)	-	-	44
Management fees waiver (Note 3)	(9,936)	(22,913)	(20,036)
Incentive fees waiver (Note 3)	(6,035)	-	-
Net expenses	193,403	168,158	102,249
Net investment income (loss) before taxes	222,672	199,580	128,344
Excise tax expense	2,437	1,519	334
Net investment income (loss) after taxes	220,235	198,061	128,010

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	(16,480)	118	537
Foreign currency and other transactions	13	-	-
Net realized gain (loss)	(16,467)	118	537
Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	11,904	32,835	(80,005)
Translation of assets and liabilities in foreign currencies	(108)	-	-
Net unrealized appreciation (depreciation)	11,796	32,835	(80,005)
Net realized and unrealized gain (loss)	(4,671)	32,953	(79,468)
Net increase (decrease) in net assets resulting from operations	$215,564	$231,014	$48,542
Net investment income (loss) per share (basic and diluted)	$2.48	$2.67	$2.08
Earnings per share (basic and diluted)	$2.43	$3.11	$0.79
Weighted average shares outstanding	88,649,149	74,239,743	61,676,363

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